UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2008
Date of Report (Date of earliest event reported)

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 West Foothill Blvd, Suite 206, Claremont, California 91711-2766
(Address of principal executive offices)

(909) 626-2358
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.

On February 19, 2008, the Company entered into a Stock Purchase Agreement with Yuxin Zhou, pursuant to which the Company agreed to issue 5,000,000 shares of our common stock for $650,000 cash. Of the total purchase price for the stock, 30% is due 10 days from the effective date of the Stock Purchase Agreement and the balance is due 10 days thereafter. The Company must deliver to the purchaser certificates evidencing the purchased shares within 30 days after receiving full payment.

In issuing the stock, the Company relied on Section 4(2) of the Securities Act of 1993 and Rule 506 of Regulation D promulgated under the act for its exemption from the registration requirements of the act. No underwriters or brokers were used in the transaction and no underwriting or broker fees were paid.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.01	Stock Purchase Agreement between Kiwa Bio-Tech Products Group Corporation and Yuxin Zhou dated February 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008

By:	/s/ Wei Li
Name:	Wei Li
Title:	Chairman of Board of Directors and Chief Executive Officer